SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                   FORM 8-K/A
                           Amendment to Current Report

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                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 9, 2004


                                   T&G2, Inc.
                                   ----------
               (Exact name of Registrant as specified in charter)



    Nevada                     000-07693                        74-3035831
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(State or other             (Commission file                 (I.R.S. Employer
jurisdiction of                    number)                Identification Number)
incorporation)



                           1 Anderson Road, Suite 105
                         Bernardsville, New Jersey 07924
                         -------------------------------
                    (Address of Principal Executive Offices)


                                 (908) 204-9911
                                 --------------
                     (Telephone Number, Including Area Code)





          (Former name or former address, if changes since last report)






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






Item 5.   Other Events.
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     Effective April 9, 2004, T&G2, Inc., a Nevada  corporation (the "Company"), terminated the Loan and Security Agreement (the "Loan Agreement") and a Multiple Advance Promissory Note (the "Note") that it had entered into with FINANZINVEST, LTD., a Bermuda company (the "Lender") on January 14, 2004, due to the Lender's failure to make loan advances as set forth in the Loan Agreement. The 668,000 shares of the Company's Series B Convertible Preferred Stock, which were pledged as security for the repayment of the Note, have been returned to the Company by the Lender. Subsequent thereto, the 668,000 shares of the Company's Series B Convertible Preferred Stock have been cancelled of record. Additionally, the Company has cancelled the Warrant for the purchase of up to 6,000,000 shares of the Company's Class A Common Stock, at an exercise price of $0.15 per share, issued to the Lender in connection with the Loan Agreement


Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          a.   Financial Statements of Businesses Acquired.

               Not Applicable

          b.   Pro Forma Financial Information.

               Not Applicable

          c.   Exhibits.

               Not Applicable


                                   Signatures
                                   ----------

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 23, 2004                      T&G2, Inc.
(Registrant)


                                            /s/ James M. Farinella
                                            ------------------------------------
                                            James M. Farinella/President and CEO




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